Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On January 6, 2019, Vital Therapies, Inc., or Vital Therapies, a Delaware corporation, and Immunic AG, or Immunic, a stock corporation formed under the laws of Germany focused on developing novel oral therapies for chronic inflammatory and autoimmune diseases, entered into a definitive agreement, or the Exchange Agreement, pursuant to which and subject to, among other things, the satisfaction or waiver of the conditions set forth in the Exchange Agreement, Vital Therapies acquired all of the outstanding shares of Immunic in exchange for newly-issued shares of Vital Therapies in an all-stock transaction, or the Transaction. The exchange, or the Merger, constituted a transaction qualifying for federal income tax purposes as a tax-free exchange under the provisions of Section 351(a) of the Internal Revenue Code of 1986, as amended. The Merger closed on April 12, 2019.
Subject to the terms and conditions of the Exchange Agreement, at the effective time of the exchange, or the Effective Time, (a) each holder of Immunic’s outstanding shares contributed and transferred by assignment all of the Immunic shares held by such holder in exchange for Vital Therapies’ common stock based on the exchange ratio described below. Immediately following the exchange, Immunic AG is a wholly-owned subsidiary of Vital Therapies and the name of Vital Therapies changed from “Vital Therapies, Inc.” to “Immunic, Inc.”
Under the exchange ratio provided in the Exchange Agreement, as of and immediately after the Merger, the Immunic security holders own 88.25% of the aggregate number of shares of Immunic Inc.'s common stock issued and outstanding plus any common stock equivalent outstanding on the Effective Date, or the Post-Closing Shares, and the stockholders of Vital Therapies own 11.75% of the aggregate number of Post-Closing Shares, as of the Effective Date. The aggregate consideration issuable in the Transaction, after giving effect to the reverse stock split, was 8,927,130 shares of Vital Therapies common stock.
Concurrent with Immunic’s entry into the Exchange Agreement, certain of Immunic’s existing security holders entered into an Investment and Subscription Agreement to purchase shares of Immunic’s common stock in a private financing prior to consummation of the Transaction for an aggregate purchase price of $30.0 million, referred to as the Pre-Closing Financing.
The following unaudited pro forma condensed combined financial information gives effect to the exchange of all of the outstanding shares of Immunic AG for newly-issued shares of Vital Therapies in the Transaction, pursuant to the Exchange Agreement between the companies, and were prepared in accordance with the regulations of the Securities and Exchange Commission, or the SEC. Immunic was determined to be the accounting acquirer based upon the terms of the Transaction and other factors including: (i) Immunic’s security holders own over 80% of the company, (ii) Immunic directors hold a majority of the board seats in the company, and (iii) Immunic management hold all key positions in the management of the combined company, immediately following the closing of the Transaction.
In the unaudited pro forma condensed combined financial statements, the Transaction is recorded as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States, or “U.S. GAAP”. The Transaction is accounted for as a reverse acquisition under the accounting guidance and Immunic, as the accounting acquirer, recorded the assets acquired and liabilities assumed of Vital Therapies in the Transaction at their fair values as of the acquisition date. Vital Therapies and Immunic have determined a purchase price calculated as described in Note 3 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 gives effect to the Transaction as if it took place on March 31, 2019 and combines the historical balance sheets of Vital Therapies and Immunic as of such date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 gives effect to the Transaction as if it took place on January 1, 2019, and 2018, respectively, and combines the historical results of Vital Therapies and Immunic for each period. The historical financial statements of Vital Therapies and Immunic have been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, at the date hereof are expected to have a continuing impact on the combined companies’ results.

Immunic has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from Vital Therapies and the related allocations of purchase price. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from Vital Therapies will be based on the actual net tangible and intangible assets and liabilities of Vital Therapies that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein are preliminary. Immunic estimated the fair value of Vital Therapies' assets and liabilities based on discussions with Vital Therapies' management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Vital Therapies and Immunic been a combined company during the specified periods.

IMMUNIC AG
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2019
(in thousands)

	Vital Therapies	Immunic U.S. GAAP Adjusted	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$9,595	$7,593	$30,026	A	$47,214
Restricted cash	—	20,426	(20,426)	A	—
Prepaid expenses and other current assets	393	502	1,000	B	1,895
Total current assets	9,988	28,521	10,600		49,109
Property and equipment, net	482	41	—		523
Other assets	12	74	(12)	H	74
Intangible assets, net	—	—	—		—
In process research and development	—	—	702	C	702
Goodwill	—	—	34,568	D	34,568
Total assets	$10,482	$28,636	$45,858		$84,976
Liabilities, Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$184	$511	$—		$695
Accrued expenses and other current liabilities	1,249	655	7,447	E	9,351
Total current liabilities	1,433	1,166	7,447		10,046
Long term liabilities	—	48	—		48
Series A-2 Convertible preferred stock, €1.00 par value, 299,456 shares authorized, issued and outstanding at March 31, 2019 and December 31, 2018, Liquidation Preference €47,465 ($53,237) at March 31, 2019	—	34,313	(34,313)	A	—
Series A-1 Convertible preferred stock, €1.00 par value,13,541 authorized, issued and outstanding at March 31, 2019 and December 31, 2018, Liquidation Preference €4,438 ($4,978) at March 31, 2019	—	2,879	(2,879)	A	—
Stockholders’ equity/(deficit):
Common Stock	4	56	(56)	G	—
			(4)	G	—
Additional paid-in capital	355,874	—	30,026	A	115,527
			34,313	A
			2,879	A
			8,853	F
			(316,418)	G
Stock subscription not yet issued	—	20,531	(20,531)	A	—
Accumulated other comprehensive income	80	(1,066)	(80)	G	(961)
			105	A
Accumulated deficit	(346,909)	(29,291)	(1,540)	E	(39,684)
			(8,853)	F
			346,909	G
Total stockholders’ equity/(deficit)	9,049	(9,770)	75,603		74,882
Total liabilities, preferred stock and stockholders’ equity/(deficit)	$10,482	$28,636	$45,858		$84,976

See accompanying notes to the unaudited pro forma condensed combined financial statements.

IMMUNIC AG
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2019
(in thousands, except share and per share amounts)

	Vital Therapies	Immunic U.S. GAAP Adjusted	Pro Forma Adjustments	Note	Pro Forma Combined	Note
Operating Expenses:
Research and development	$494	$3,355	$—		$3,849
General and administrative	2,690	1,307	—		3,997
Severance costs	6,369	—	—		6,369
Total operating expenses	9,553	4,662	—		14,215
Loss from operations	(9,553)	(4,662)	—		(14,215)
Other income (expense):
Interest income (expense), net	62	—	—		62
Other income (expense), net	(2)	349	—		347
Total other income (expense)	60	349	—		409
Net loss	$(9,493)	$(4,313)	$—		$(13,806)

Net loss per share, basic and diluted	$(0.22)	$(86.26)	$—		$(1.38)

Weighted-average common shares outstanding, basic and diluted	43,714,626	50,000	(390,772,012)		10,019,795	I

See accompanying notes to the unaudited pro forma condensed combined financial statements.

IMMUNIC AG
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2018
(in thousands, except share and per share amounts)

	Vital Therapies	Immunic U.S. GAAP Adjusted	Pro Forma Adjustments	Note	Pro Forma Combined	Note
Operating Expenses:
Research and development	$24,825	$9,595	$(1,000)	B	$33,420
General and administrative	13,585	2,402	—		15,987
Severance costs	2,395	—	—		2,395
Impairment loss	1,219	—	—		1,219
Total operating expenses	42,024	11,997	(1,000)		53,021
Loss from operations	(42,024)	(11,997)	1,000		(53,021)
Other income (expense):
Interest income (expense), net	521	(1)	—		520
Other income (expense), net	28	456	—		484
Total other income (expense)	549	455	—		1,004
Net loss	$(41,475)	$(11,542)	$1,000		$(52,017)

Net loss per share, basic and diluted	$(0.98)	$(230.84)	$—		$(5.21)

Weighted-average common shares outstanding, basic and diluted	42,369,245	50,000	(389,460,265)		9,986,161	I

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Transaction
On January 6, 2019, Vital Therapies, Inc., a Delaware corporation, and Immunic AG, a stock corporation formed under the laws of Germany focused on developing novel oral therapies for chronic inflammatory and autoimmune diseases, entered into a definitive agreement, or the Exchange Agreement, pursuant to which and subject to, among other things, the satisfaction or waiver of the conditions set forth in the Exchange Agreement, Vital Therapies acquired all of the outstanding shares of Immunic in exchange for newly-issued shares of Vital Therapies in an all-stock transaction, or the Transaction. The exchange constituted a transaction qualifying for federal income tax purposes as a tax-free exchange under the provisions of Section 351(a) of the Internal Revenue Code of 1986, as amended. The Merger closed on April 12, 2019.
Subject to the terms and conditions of the Exchange Agreement, at the effective time of the exchange, or the Effective Time, (a) each holder of Immunic’s outstanding shares contributed and transferred by assignment all of the Immunic shares held by such holder in exchange for Vital Therapies’ common stock based on the exchange ratio described below. Immediately following the exchange, Immunic AG is a wholly-owned subsidiary of Vital Therapies and the name of Vital Therapies changed from “Vital Therapies, Inc.” to “Immunic, Inc.”
Under the exchange ratio provided in the Exchange Agreement, as of and immediately after the merger, the Immunic security holders own 88.25% of the aggregate number of shares of the company’s common stock issued and outstanding plus any common stock equivalent outstanding on the Effective Date, or the Post-Closing Shares, and the stockholders of Vital Therapies own 11.75% of the aggregate number of Post-Closing Shares, as of the Effective Date.
Concurrent with Immunic’s entry into the Exchange Agreement, certain of Immunic’s existing security holders entered into an Investment and Subscription Agreement to purchase shares of Immunic’s common stock in a private financing prior to consummation of the Transaction for an aggregate purchase price of $30.0 million.
In addition to other customary conditions, the Transaction required Vital Therapies’ stockholders to approve the issuance of shares to the Immunic security holders, and the amendment of Vital Therapies’ certificate of incorporation effected a reverse split of its shares and changed its name to Immunic, Inc.
2. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and pursuant to Article 11 of SEC Regulation S-X. The condensed combined pro forma financial position and results of operations of the combined companies is based upon the separate historical data of Vital Therapies and Immunic. Immunic’s historical financial statements were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board and converted to U.S. GAAP.
The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Transaction had been completed on March 31, 2019. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 gives effect to the Transaction as if it took place as of January 1, 2019, and 2018, respectively, and were prepared using the historical results of Vital Therapies and Immunic for the three months ended March 31, 2019, and for the year ended December 31, 2018, respectively.
Accounting Policies
During the preparation of the accompanying unaudited pro forma condensed combined financial information, management did not identify any material differences between Vital Therapies’ accounting policies and the accounting policies of Immunic.
 3. Accounting for the Transaction

The management of Vital Therapies and Immunic have concluded that the Transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations , or ASC 805. For accounting purposes, Immunic has been determined (i) to be the accounting acquirer based upon the terms of the Transaction and other factors including: (x) Immunic’s security holders own over 80% of the company immediately following the closing of the Transaction, (y) Immunic directors hold a majority board seats in the company, and (z) Immunic management hold all key positions in the management of the combined company, and (ii) that the Transaction was accounted for as a reverse acquisition using the acquisition method of accounting for business combinations under the guidance of ASC 805. Accordingly, Immunic recorded the acquired assets and liabilities at their fair value as of the Transaction closing date.
A purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when the final assets and liabilities and any asset sales are known, and detailed valuations and any other studies and calculations deemed necessary have been completed. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments resulting from changes to assets and liabilities.
The purchase price, or the proportional value to be retained by the Vital Therapies stockholders and the holders of its common stock equivalents, has been based on the last reported sale price of Vital Therapies common stock on The Nasdaq Global Market on April 12, 2019. This preliminary purchase price is based on the aggregate number of shares of Vital Therapies’ common stock and common stock equivalents expected to be outstanding at the closing of the Transaction as summarized below (amounts in thousands, except share and per share amounts):

Estimated number of shares to be owned by Vital Therapies stockholders	47,469,694
Multiplied by the fair value per share of Vital Therapies commons stock	$0.83
Estimated purchase price	$39,400
Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill on the balance sheet. Any excess of the estimated fair value of the net assets acquired over the purchase price paid will be recorded as a bargain purchase gain in the statement of operations.
The net tangible and intangible assets acquired and liabilities assumed in connection with the Transaction are recorded at their acquisition date fair values with the excess going to goodwill. The following summarizes an allocation of the purchase price as if the Transaction was completed on March 31, 2019:

Cash and cash equivalents	$9,595
Prepaid expenses and other assets	1,393
Property and equipment	482
In-process research and development	702
Accounts payable, accrued expenses and other liabilities	(7,340)
Net assets acquired	4,832
Less: preliminary purchase price	39,400
Goodwill	$34,568
4. Pro forma adjustments
The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.
Adjustments to reflect an estimated $30.0 million in net proceeds from the sale of equity capital to be raised by Immunic as part of the Pre-Closing Financing prior to consummation of the Transaction, the issuance of Immunic shares in conjunction with such financing and the simultaneous conversion of Series A-2 and A-1 preferred shares into common shares.

B.	Reflects the estimated fair value of inventory and supplies on hand at April 12, 2019 that had been expensed by Vital Therapies in accordance with U.S. GAAP.

C.
To reflect the estimated fair value of indefinite-lived intangible assets associated with Vital Therapies’ ELAD System. These intangible assets would only be amortized over their respective estimated useful lives after approval, if any, by the FDA or other regulatory agencies.

D.
Represents an adjustment to record goodwill resulting from the Transaction. Goodwill represents the excess of the preliminary estimated purchase price over the estimated fair value of Vital Therapies identified net assets.

E.
To reflect the accrued liabilities that are transaction costs to be incurred by Immunic of $1.0 million for investment banking services and $0.5 million in legal and other expenses as well as by Vital Therapies of $2.2 million in severance, benefits and taxes, $1.3 million in investment banking services, $1.3 million in director and officer liability insurance and $1.1 million in legal and other expenses. These pro forma transaction costs are not reflected in the unaudited pro forma condensed combined statements of operations as these amounts are not expected to have a continuing effect on the operating results of the combined company.

F.
Adjustment to reflect the acceleration of restricted stock units held by Vital Therapies officers on termination, the issuance of shares to Immunic officers as a transaction bonus and issuance of shares to 4SC AG in connection with agreement executed in April 2019 upon closing of Transaction.

G.
To reflect (1) the elimination of Vital Therapies’ historical stockholders’ equity and (2) the issuance of Vital Therapies common shares in exchange for Immunic’s common and preferred shares to finance the acquisition.

H.	Adjustment to reflect the fair value of other assets relating to Vital Therapies right-of-use asset in regard to its existing lease.

I.	Reflects the pro forma weighted average shares outstanding, including the issuance of common shares to finance the Transaction after giving effect to the reverse stock split. See Note 5 below.

5. Earnings Per Share

Pro forma loss per share, basic and diluted, including pro forma impacts of the Merger, is calculated as follows:

	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018
Basic and Diluted

Net loss, as originally reported	$(9,493)	$(41,475)
Pro forma net loss	(13,806)	(52,017)

Weighted average outstanding shares for the year, as originally reported	43,714,626	42,369,245
Pro forma adjustment - common shares issued to finance the transaction	357,077,181	357,077,181
Effect of 1 to 40 reverse stock split	(390,772,012)	(389,460,265)
Pro forma weighted average outstanding shares for the year	10,019,795	9,986,161
Basic and diluted loss per share, as originally reported	$(0.22)	$(0.98)
Pro forma basic and diluted loss per share	$(1.38)	$(5.21)